INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT dated as of May 28,1998 (the "Agreement") by and between LIPA ACQUISITION CORP., ("ACQUISITION"), a New York Corporation located at 333 Earle Ovington Blvd., Suite 403, Uniondale, New York, 11553 (the "Indemnitor"), and each individual identified on Schedule I attached hereto and hereby made part hereof (each an "Indemnitee," collectively, the "Indemnitees").

                               W I T N E S S E T H

      WHEREAS, each Indemnitee has agreed to serve, currently serves, or has served as a director or officer of the Indemnitor, or as a director or officer of Long Island Lighting Company (doing business as "LIPA") subsequent to May 28, 1998, or as a trustee or officer of Long Island Power Authority (the "Authority"), or as a director or officer of any subsidiary of the Authority (other than LIPA), or while such director, officer or trustee, has agreed to serve, currently serves, or has served, at the request of the Indemnitor, LIPA (subsequent to May 28, 1998), the Authority or any subsidiary of the Authority (other than LIPA), any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, and

      WHEREAS, the Indemnitor desires to indemnify each Indemnitee to the fullest extent permitted by law and each Indemnitee desires to be so indemnified by the Indemnitor,

      NOW THEREFORE, in consideration of each Indemnitee's past, present or future service, and in order to induce the continued and/or future service of each current and/or future Indemnitee, the parties hereby agree as follows:

      1. Indemnification.

      (a) The Indemnitor shall indemnify and hold harmless each Indemnitee to the fullest extent permitted by law against any and all expenses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses), losses, judgments, fines and amounts paid in settlement actually incurred by an Indemnitee (net of any related insurance proceeds or other indemnification payments received, paid to, or on behalf of such Indemnitee as described in Section 4(b)) in connection with any present or future threatened, pending or completed claim, action, suit or proceeding whether civil, criminal, administrative or investigative (a "Proceeding"), whether or not such Proceeding is by or in the right of the Indemnitor, based upon, arising from, relating to, or by reason of the fact that such Indemnitee was, is, shall be or shall have been a director or officer of the Indemnitor, or a director or officer of LIPA subsequent to May 28, 1998, or a trustee or officer of the Authority, or a director or officer of any subsidiary of the Authority (other than LIPA), or while such director, officer or trustee, has agreed to serve, currently serves, or has served, at the request of the Indemnitor, LIPA (subsequent to May 28, 1998), the Authority or any subsidiary of the Authority (other than LIPA), any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity; provided that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes that such Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty, and were material to the cause of the action so adjudicated, or that such Indemnitee personally gained in fact a financial profit or other advantage to which such Indemnitee was not legally entitled, and further, provided that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any Proceeding unless the Indemnitor has given its prior consent to such settlement or disposition, such consent not to be unreasonably withheld.

      (b) To the extent an Indemnitee has been successful, on the merits or otherwise, in the defense of a Proceeding or in the defense of any claim, issue or matter involved therein, such Indemnitee shall be entitled as a matter of right to indemnification as authorized in Section 1 (a) upon receipt by the Indemnitor of a statement from such Indemnitee requesting such indemnification without further determination of entitlement to indemnification by the Indemnitor. Any other indemnification under Section 1 (a), unless awarded by a court, shall be made by the Indemnitor only if authorized in a specific case,

      (i) by the Board of Directors of the Indemnitor, acting by a quorum of its directors who are not parties to such action or proceeding, upon a finding that the Indemnitee has met the standard of conduct so forth in Section 1 (a),

      (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, (x) by the Board of Directors the Indemnitor upon the opinion in writing of independent legal counsel reasonably acceptable to the Indemnitee and the Indemnitor, that indemnification is proper in the circumstances because the applicable standard of conduct set forth in
Section 1 (a) has been met by such Indemnitee, or (y) by the shareholders of the Indemnitor upon a finding that such Indemnitee has met the applicable standard of conduct set forth in Section 1 (a).

      (c) The termination of any such Proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of the action or that such Indemnitee personally gained in fact a financial profit or other advantage to which such Indemnitee was not legally entitled. In making a determination of entitlement pursuant to Section 1 (b) or
Section 3, the person or entity making such determination shall presume that such Indemnitee is entitled to indemnification.

      2. Method of Payment.

      (a)  Each  Indemnitee   shall,  upon  making  a  written  request  to  the
Indemnitor, be entitled to receive promptly from the Indemnitor, and the Indemnitor shall promptly pay to such Indemnitee, by check payable in next-day funds, the amount such Indemnitee is entitled to receive from the Indemnitor pursuant to Section 1 ("Indemnified Amounts"). In making any such written request, an Indemnitee shall submit to the Indemnitor a schedule setting forth in reasonable detail the amount expended (or incurred and expected to be expended) for each Indemnified Amount accompanied by a copy of the relevant bill or other documentation.

      (b) Amounts reasonably expected to be incurred or expended by the Indemnitee within six (6) months next succeeding a request by such Indemnitee as described below for expenses. including attorneys' fees, in defending any Proceeding in advance of the final


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

disposition thereof ("Advanced Amount") shall be paid by the Indemnitor upon such Indemnitee's written request, which shall include a schedule setting forth in reasonable detail the amount expended, or reasonably expected to be expended within the next six (6) months, by such Indemnitee, accompanied by any relevant documentation. An Indemnitee may make as many requests for an Advanced Amount under this Section 2(b) as such Indemnitee may deem reasonably necessary to cover Indemnified Amounts.

      (c) Each Indemnitee hereby agrees to repay all Indemnified Amounts and Advanced Amounts to the Indemnitor within ten (10) days following the final resolution of any Proceeding to which such Indemnified Amounts and/or Advanced Amounts relate, if, and to the extent, it is determined that such Indemnitee is not entitled to indemnification with respect thereto pursuant to Section 1.

      (d) In the event that an Indemnitee is entitled to indemnification pursuant to Section 1, such Indemnitee shall have the right to seek payment for that portion of Indemnified Amounts which is in excess of Advanced Amounts received by such Indemnitee (the "Unadvanced Indemnified Amount") by following the procedures set forth in Section 2(a); provided that the schedule of Indemnified Amounts shall in addition set forth each and every Advanced Amount received as of the date of such listing in order to calculate the net Unadvanced Indemnified Amounts. If an Indemnitee is entitled to indemnification pursuant to
Section 1 and the total of the Advanced Amounts theretofore received by such Indemnitee exceeds the total amount of Indemnified Amounts, such Indemnitee shall pay the amount of the difference to the Indemnitor within thirty (30) days after a determination of the amount of such excess.

      3. Enforcement of Rights under this Agreement.

      The rights to indemnification or advances pursuant to this Agreement shall be enforceable by any Indemnitee at such Indemnitee's election (i) in any court of competent jurisdiction, or (ii) by arbitration by a single arbitrator in accordance with the rules of the American Arbitration Association and such Indemnitee's costs and expenses incurred in connection with the Indemnitee's efforts to establish his or her right to indemnification or advances in any such judicial or arbitration proceeding shall be paid by the Indemnitor, if the Indemnitee is successful. If an Indemnitee elects to proceed by arbitration, the arbitrator shall render his or her decision and notify the parties of such decision within thirty (30) days following the initiation of arbitration. The Indemnitor agrees to be subject to the jurisdiction of and be bound by the determination of any court or arbitration in which such proceeding shall have been commenced, continued or appealed. Further, the Indemnitor shall not oppose an Indemnitee's claim by reason of any prior determination made pursuant to this Agreement and shall limit its defense to the merits of the claim. Further, any adjudication or arbitration shall be conducted de novo, without prejudice in any manner whatsoever by reason of any prior determination by the Indemnitor. In any such judicial or arbitration proceeding, the Indemnitor shall have the burden of proving by the preponderance of the evidence that the Indemnitee is not entitled to indemnification or advances hereunder. Neither the failure of the Indemnitor (including its Board of Directors, independent legal counsel or shareholders) to have made a determination that an Indemnitee is entitled to indemnification or advances in neither the circumstances nor an actual determination by the Indemnitor (including its Board of Directors, independent legal counsel or


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

shareholders) that such Indemnitee is not so entitled shall be a defense to an action or create a presumption that such Indemnitee is not so entitled.

      4. Rights to Indemnification and Advances Not Exclusive.

      (a) The rights to indemnification and advances hereunder shall not be deemed exclusive of, or in limitation of, any other rights to which an
Indemnitee  may  be  entitled  under  any  law,  agreement,   provision  of  the
certificate of incorporation or by-laws of the Indemnitor, vote of the shareholders or disinterested Directors of the Indemnitor or otherwise, both as to action in such Indemnitee's official capacity and as to action in another capacity while holding such office, and shall continue after an Indemnitee has ceased to be a director or officer of the Indemnitor, or a director or officer of LIPA or a trustee or officer of the Authority, or a director or officer of any subsidiary of the Authority (other than LIPA), or to serve, at the request of the Indemnitor, LIPA (subsequent to May 28, 1998), the Authority or any subsidiary of the Authority (other than LIPA), any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity.

      (b) If an Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Proceeding or indemnification payments from any entity if the Proceeding involves such Indemnitee's service with such entity in respect of Indemnified Amounts after payments on account of all or any part of such indemnified Amounts have been made by the Indemnitor, such Indemnitee shall reimburse the Indemnitor the amount, if any, by which the sum of such payments by such insurance carrier, such enterprise and such plaintiff and payments by the Indemnitor to such Indemnitee exceed the Indemnified Amounts; provided that any such insurance proceeds or payments required to be reimbursed to the insurance carrier or enterprise shall not be payments to such Indemnitee for purposes of this Section 4(b). Upon payment of Indemnified Amounts hereunder, the Indemnitor shall, to the extent not prohibited under such insurance policies, be subrogated to such Indemnitee's rights against any insurance carrier or enterprise in respect of such Indemnified Amounts.

      5. Protection Pending Determination of Entitlement.

      During the interval between the Indemnitor's receipt of any Indemnitee's request for indemnification and the later to occur of (a) payment in full to such Indemnitee of the Indemnified Amounts, or (b) a final determination (if required) pursuant to Sections 1(b) or 3 that such Indemnitee is not entitled to indemnification, the Indemnitor shall protect such Indemnitee against loss which, for purposes of this Agreement, shall mean the taking of the necessary steps (whether or not such steps require expenditures to be made by the Indemnitor at that time) to stay, pending a final determination of such Indemnitee's entitlement to indemnification (and, if such Indemnitee is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which such Indemnitee may be liable in order to avoid such Indemnitee's being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay), within three (3) days after receipt of such Indemnitee's written request therefor, together with a written undertaking by such Indemnitee to repay, no later than twenty (20) days following receipt of a statement therefor from the Indemnitor, amounts (if any) expended by the Indemnitor for such purpose, if it is ultimately


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

determined (if such determination is required) pursuant to Sections 1 (b) or 3 that such Indemnitee is not entitled to be indemnified against such judgments, penalties, fines or other amounts, provided that in no event shall the Indemnitor pay the amount of any such judgment, penalty, fine or other amount except pursuant to Sections 1 (b) or 3.

      6. Successors; Binding Agreement, Retroactive Effect.

      (a)  The  Indemnitor  shall  require  any  successor  (whether  direct  or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business or assets, by agreement in form and substance reasonably satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Indemnitor would be required to perform if no such succession had taken place.

      (b) This Agreement shall inure to the benefit of and be enforceable by each Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees and devisees. If an Indemnitee should die while any amounts would still be payable to such Indemnitee hereunder if such Indemnitee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such Indemnitee's devisee or other designee, or if there be no such designee, to such Indemnitee's estate.

      (c) This Agreement is intended to be retroactive for the benefit of each Indemnitee and the full benefits hereof shall be available in respect of an alleged or actual occurrence, acts or failures to act prior to the date of this Agreement.

      7. Notice.

      All notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been given upon receipt delivered personally or mailed by registered or certified mail (return receipt requested) or overnight delivery service to the address set forth in the forepart of this Agreement with respect to the Indemnitor and to the address set forth in Schedule I with respect to an Indemnitee or to such other address as the Indemnitor may have furnished to the Indemnitees or an Indemnitee may have furnished to the Indemnitor, in each case in writing in accordance herewith.

      8. Severability.

      If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement, including, without limitation, all other portions of any Section, paragraph or clause of this Agreement that contains any provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable), or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (b) to the fullest extent possible consistent with applicable law, the provisions of this Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement that contains any such provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable shall be deemed revised, and shall be construed


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

so as to give effect to the intent manifested by this Agreement (including the provision held invalid, illegal or unenforceable).

      9. Miscellaneous.

      This Agreement may not be modified or amended, waived or discharged unless agreed to in writing by the Indemnitor and by each Indemnitee against whom such modification, amendment, waiver or discharge is sought to be asserted. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each Indemnitee seeking to obtain the benefits of this Agreement may, as a condition to receiving such benefits, be required by the Indemnitor to execute a counterpart of this Agreement.


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

      IN WITNESS WHEREOF, the Indemnitor has caused this Agreement to be duly executed, all as of the day and year first above written.

                                          LIPA ACQUISITION CORP.

                                          By: /s/Richard Kessel
                                              ----------------------------------
                                              Name:
                                              Title:

Accepted and agreed, as
of May 28, 1998, pursuant
to Section 6 hereof

LONG ISLAND LIGHTING COMPANY

By: /s/Richard Kessel
    ---------------------------------
    Name:
    Title:


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

                                   SCHEDULE I

                             Schedule of Indemnitees

Indemnitee                                    Address
----------                                    -------

Richard M. Kessel                             __________________________________

Patrick J. Foye                               __________________________________

Michael Affrunti                              __________________________________

Harvey Auerbach                               __________________________________

Thomas A. Doherty                             __________________________________

Michael L. Faltischek                         __________________________________

Harriet A. Gilliam                            __________________________________

Joseph Janoski                                __________________________________

Rubert H. Hopkins                             __________________________________

Robert McMillan                               __________________________________

Nancy N. Miklos                               __________________________________

Denise Molia                                  __________________________________

Vincent Polimeni                              __________________________________

Jonathan Sinnreich                            __________________________________

James G. Gill                                 __________________________________

Frank Zarb                                    __________________________________

Pauline Balkin                                __________________________________

James D. Bennett                              __________________________________

Frank R. Jones                                __________________________________

Deborah Pfeiffer                              __________________________________

Daniel Sweeney                                __________________________________


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

Stanley B. Klimberg                           __________________________________

Anastasia Song                                __________________________________

Seth D. Hulkower                              __________________________________

David Warren                                  __________________________________

Edward P. Murphy                              __________________________________

Richard J. Bolbrock                           __________________________________

Laurel A. Leat                                __________________________________

In addition to those persons identified by name in this Schedule I, each person who has agreed to serve, currently serves, or has served as a director or officer of the Indemnitor, or as a director or officer of Long Island Lighting Company (doing business as "LIPA") subsequent to May 29, 1998, or as a trustee or officer of Long Island Power Authority (the "Authority"), or as a director or officer of any subsidiary of the Authority (other than LIPA), or while such director, officer or trustee, has agreed to serve, currently serves, or has served, at the request of the Indemnitor, LIPA (subsequent to May 28, 1998), the Authority or any subsidiary of the Authority (other than LIPA), any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity shall be deemed an Indemnitee for all purposes of the Indemnification Agreement to which this Schedule I is attached.


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